Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form 20-F of our report dated January 9, 2018, relating to the financial statement of Grindrod Shipping Holdings Ltd. (Formerly known as Grindrod Shipping Holdings Pte. Ltd.) appearing in such Registration Statement.

We also consent to the reference to use under the heading “Statement by Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Singapore

April 30, 2018